UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As noted below under Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Fluence Energy, Inc. (the “Company”) held on March 12, 2026, the Company’s stockholders, upon the recommendation of the Board of Directors of the Company (the “Board”), approved the amendment and restatement of the Company’s 2021 Incentive Award Plan (the “Incentive Plan”), which increased the number of shares of the Company's Class A common stock available for issuance by 6,700,000 shares and extended the term of the Incentive Plan to January 20, 2036.
A more detailed description of the material terms of the Incentive Plan is included in Proposal 4 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2026 (the “Proxy Statement”), and such description is hereby incorporated by reference herein. The foregoing and the summary in the Proxy Statement is not a complete summary of the terms of the Incentive Plan and is qualified by reference to the text of the Incentive Plan, which is included as Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed with the SEC on March 12, 2026 and is incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 12, 2026, the Company held its Annual Meeting. As of the close of business on January 13, 2026, the record date for the Annual Meeting, there were 132,276,738 shares of the Company’s Class A common stock outstanding, 51,499,195 shares of the Company’s Class B-1 common stock outstanding, and no shares of the Company’s Class B-2 common stock outstanding (collectively “the Common Stock”). Each share of the Company’s Class A common stock is entitled to one vote per share, and each share of the Company’s Class B-1 common stock is entitled to five votes per share. Accordingly, as of the record date, there were a total of 389,772,713 votes available to be cast. At the Annual Meeting, the holders of 351,998,526 votes of the Common Stock were represented in person or by proxy, constituting a quorum. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company's Proxy Statement.
Proposal 1 — Election of Directors
The Company's stockholders elected the twelve director nominees to serve on the Board for a one year term expiring on the date of our annual meeting of stockholders in 2027 and until their respective successors have been duly elected and qualified, by the votes indicated below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fahad Al-Darwish	325,332,774	14,327,032	12,338,720
Cynthia Arnold	333,705,264	5,954,542	12,338,720
Herman Bulls	322,653,336	17,006,470	12,338,720
Ricardo Falú	313,211,889	26,447,917	12,338,720
Elizabeth Fessenden	339,026,549	633,257	12,338,720
Ruth Gratzke	319,496,976	20,162,830	12,338,720
Harald von Heynitz	333,038,792	6,621,014	12,338,720
Peter Chi-Shun Luk	325,276,570	14,383,236	12,338,720
Axel Meier	319,528,507	20,131,299	12,338,720
Letitia ("Tish") Mendoza	319,455,346	20,204,460	12,338,720

Julian Nebreda	328,213,945	11,445,861	12,338,720
John Christopher ("Chris") Shelton	325,250,401	14,409,405	12,338,720

Proposal 2 — Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 was approved by the votes indicated below. There were no broker non-votes on this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
351,450,470	501,261	46,795	—

Proposal 3 - Advisory Vote on the Compensation of Named Executive Officers

The stockholders approved a resolution, through a non-binding advisory vote, to approve the compensation of the Company's named executive officers as described in the Company's Proxy Statement as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
336,697,114	2,871,667	91,025	12,338,720

Proposal 4 - Approval of the Amendment and Restatement of the Company's 2021 Incentive Award Plan

The proposal to approve the amendment and restatement of the Company's 2021 Incentive Award Plan was approved by the Company's stockholders by the votes indicated below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
337,751,354	1,804,045	104,407	12,338,720

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: March 16, 2026	By:	/s/ Ahmed Pasha
Ahmed Pasha
Senior Vice President and Chief Financial Officer